Exhibit 31.1

Certification by the Chief Executive Officer of the Registrant filed pursuant to Rule 13a-14(a) of the Exchange Act.

Canadian Pacific Kansas City Limited

I, Keith Creel, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Canadian Pacific Kansas City Limited; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2025	/s/ KEITH CREEL
Keith Creel
President and Chief Executive Officer